Exhibit 10.55

AMENDMENT NUMBER FIVE
to the
Third Amended and Restated Master Repurchase Agreement Dated as of August 31, 2020
between
BANK OF AMERICA, N.A.
and
NATIONSTAR PARTICIPATION SUB 1BM LLC
and acknowledged and agreed to by NATIONSTAR MORTGAGE LLC

This AMENDMENT NUMBER FIVE (this “Amendment”) is made as of this 20th day of October, 2023, by and among Bank of America, N.A. (“Buyer”), Nationstar Participation Sub 1BM LLC (“Seller”) and Nationstar Mortgage LLC (“Guarantor”) to that certain Third Amended and Restated Master Repurchase Agreement, dated as of August 31, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Seller and Buyer and acknowledged and agreed to by Guarantor, as guarantor and pledgor.

WHEREAS, Buyer, Seller and Guarantor have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain participation interests from Seller and Seller agrees to sell certain participation interests to Buyer under a master repurchase facility; and

WHEREAS, Buyer, Seller and Guarantor hereby agree that the Agreement shall be amended as more fully provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the date hereof, the Agreement is hereby amended as follows:

(a)Illegality or Impracticability. Section 4.5 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

4.5 Illegality or Impracticability. Notwithstanding anything to the contrary in this Agreement, if Buyer determines, in good faith, that any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, or any circumstance materially and adversely affecting the repurchase market for mortgage loans or mortgage- backed securities or the source or cost of Buyer’s funds, shall make it unlawful or impractical for Buyer to enter into or maintain Transactions as contemplated by this Agreement (a) the commitment of Buyer hereunder to enter into or to continue to maintain Transactions shall be cancelled and (b) the Repurchase Price for each Transaction then outstanding shall be due and payable upon the earlier to occur of (i) the date required by any financial institution providing funds to Buyer, (ii) sale of the Purchased Assets in accordance with the terms of this Agreement, and (iii) the date as of which Buyer determines that such Transactions are unlawful or impractical to maintain; provided, that Buyer shall not be liable to any Nationstar Party for any costs, losses or damages arising from or relating from any actions taken by Buyer pursuant to this Section 4.5.

(b)¶Replacement of Term SOFR or Successor Rate. Section 4.12 of the Agreement is hereby amended by deleting subsection (c) in its entirety and replacing it with the following:

(c)(i) If prior to any Payment Date Buyer determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 4.12(a)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, Buyer and Nationstar Parties may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 4.12 for the calculation of the Price Differential payable on such relevant Payment Date with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated mortgage loan financing facilities for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated mortgage loan financing facilities for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such proposed rate and adjustment shall become effective at 5:00 p.m. (New York City time) on the fifth Business Day after Buyer shall have posted such proposed rate and adjustment to Nationstar Parties.

(c)Definitions. Exhibit A to the Agreement is hereby amended by:

(i)deleting the definitions of “Other Mortgage Loan Documents” and “U.S. Government Securities Business Day” in their respective entireties and replacing them with the following, respectively:

Other Mortgage Loan Documents: In addition to the Mortgage Loan Documents, the following, if applicable: (i) the original recorded Mortgage, if not included in the Mortgage Loan Documents; (ii) a copy of the preliminary title commitment showing the policy number or preliminary attorney’s opinion of title and the original policy of mortgagee’s title insurance or unexpired commitment for a policy of mortgagee’s title insurance, if not included in the Mortgage Loan Documents; (iii) the original Closing Protection Letter and a copy of the Irrevocable Closing Instructions; (iv) the original Purchase Commitment; (v) the original FHA certificate of insurance or commitment to insure, the VA certificate of guaranty or commitment to guaranty, the RD Loan Guaranty Agreement and the private mortgage insurer’s certificate or commitment to insure; (vi) the survey, flood certificate, hazard insurance policy and flood insurance policy; (vii) the original of any assumption, modification, consolidation or extension agreements, with evidence of recording thereon or copies stamp certified by an authorized officer of Nationstar Parties to have been sent for recording; (viii) copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy; (ix) the loan application; (x) verification of employment and income; (xi) verification of source and amount of down payment; (xii) credit report on Mortgagor; (xiii) appraisal of Mortgaged Property; (xiv) the original executed disclosure statement; (xv) Tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, current and historical computerized data files, underwriting standards used for origination and all other related papers and records; (xvi) the original of any guarantee executed in connection with the Mortgage Note; (xvii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; (xviii) all copies of power of attorneys or similar instruments; (xix) copies of all documentation in connection with the underwriting and origination of any Underlying Asset that evidences compliance with, (1) with respect to all Underlying Assets other than a Bond Loan – 1st Lien, the Ability to Repay Rule and, (2) with respect to all Underlying Assets other than a Bond Loan - 1st Lien, the QM Rule; and (xx) all other documents relating to the Underlying Asset.

U.S. Government Securities Business Day: Any day except for (a) a Saturday,
(b) a Sunday or (c) a day on which the SIFMA recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(ii)adding the following definition in its proper alphabetical order:

Closed-End Second Lien Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a second lien mortgage loan for a fixed amount drawn at closing and underwritten in accordance with Nationstar Parties’ underwriting guidelines for second lien mortgages, as the same have been approved by Buyer.

(iii)deleting the definition of “HARP Mortgage Loan” in its entirety and any and all references thereto.

(d)Form of Officer’s Certificate. Exhibit E to the Agreement is hereby amended by deleting such exhibit in its entirety and replacing it with Annex A hereto.

(e)Representations and Warranties Concerning Underlying Assets. The Representations and Warranties Concerning Underlying Assets section of Exhibit L to the Agreement is hereby amended by deleting subsections (g), (k), (m), (n), (r), (s), (w), (x), (aa), (ee), (hh) and (mm) in their respective entireties and replacing them with the following, respectively:

(g) No Outstanding Charges. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or (other than with respect to Underlying Assets related to Closed-End Second Lien Mortgage Loans) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither Guarantor nor any originator from which Guarantor acquired the Mortgage Loan (other than Closed-End Second Lien Mortgage Loans) has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan (other than Closed-End Second Lien Mortgage Loans), except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the due date of the first installment of principal (if applicable) and interest thereunder.

(k) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission (except with respect to subordination of a Closed-End Second Lien Mortgage Loan to the first priority lien or security interest). No Nationstar Party has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has any Nationstar Party waived any default resulting from any action or inaction by the Mortgagor.

(m)No Waiver. The terms of the Mortgage Loan have not been waived, impaired, changed or modified, except (i) to the extent such amendment or modification has been disclosed to Buyer in writing and does not affect the salability of the Mortgage Loan pursuant to the applicable Purchase Commitment or (ii) with respect to the subordination of a Closed-End Second Lien Mortgage Loan to the first priority lien or security interest in such Mortgage Loan; provided, that none of the payment terms, interest rate, maturity date or other material terms have been waived, impaired, changed or modified in any respect.

(n)Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on any Nationstar Party or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of any Nationstar Party, Buyer or any servicer, subservicer or any successor servicer or successor subservicer to sell the related Mortgaged Property at a trustee's sale or otherwise, or (z) the ability of any Nationstar Party, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage. Except with respect to Closed-End Second Lien Mortgage Loans, the Mortgage Note and Mortgage are on forms acceptable to the FHA, the VA, the RD, Freddie Mac or Fannie Mae. If the Mortgage Loan is an eMortgage Loan, the related eNote contains the Agency- Required eNote Legend.

(r)Lien Position. The Mortgage Loan is secured by a valid first priority lien on the Mortgaged Property, including all buildings on the Mortgaged Property, under the laws of the state where the related mortgaged property is located; provided, however, that if the Mortgage Loan is a Closed-End Second Lien Mortgage Loan, it is secured by a valid second lien on the Mortgaged Property. The lien of the Mortgage is subject only to:

(i)[reserved];

(ii)the lien of current real property taxes and assessments not yet due and payable;

(iii)covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in Buyer’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;

(iv)other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

(v)in the case of a Closed-End Second Lien Mortgage Loan, any first priority lien on the Mortgaged Property that has been disclosed in writing, which disclosure may be in the form of a loan schedule, to Buyer.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest (or in the case of Closed-End Second Lien Mortgage Loans, a second lien and second priority interest) on the property described therein and Nationstar Parties have full right to pledge and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage (other than a second lien created in connection with a Closed-End Second Lien Mortgage Loan, as applicable).

(s)[reserved];

(w)Hazard Insurance. The Mortgaged Property (other than Mortgaged Property subject to a Closed-End Second Lien Mortgage Loan) is covered by a policy of hazard insurance and insurance against other insurable risks and hazards as are customary in the area where the Mortgaged Property is located as required by the applicable Approved Investor and in accordance with the Guarantor’s underwriting guidelines acceptable to Buyer in its sole reasonable discretion and the Agency Guides, as applicable, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, and (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property or such maximum lesser amount as permitted by the applicable Approved Investor and applicable law, all in a form usual and customary in the industry and that is in full force and effect, and all amounts required to have been paid under any such policy have been paid. With respect to Mortgaged Property subject to a Closed-End Second Lien Mortgage Loan, on the origination date, such Mortgaged Property was covered by a policy of hazard insurance and insurance against other insurable risks and hazards as are customary in the area where the Mortgaged Property is located in such amounts as required by the applicable Approved Investor and in accordance with Nationstar Parties’ underwriting guidelines and the Agency Guides, as applicable. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) (other than hazard insurance policies relating to a Mortgaged Property subject to a Closed-End Second Lien Mortgage Loan) contain a standard mortgagee clause naming Guarantor, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days’ prior written notice to the mortgagee. With respect to such insurance policies (other than insurance policies relating to a Mortgaged Property subject to a Closed-End Second Lien Mortgage Loan), (i) no notice of reduction, termination or cancellation has been received by any Nationstar Party and (ii) all premiums on such insurance policy have been paid. The related Mortgage (other than the Mortgage for a Closed-End Second Lien Mortgage Loan) obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor (other than Mortgagors of a Closed-End Second Lien Mortgage Loan) has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy (other than any hazard insurance policy related to a Mortgaged Property subject to a Closed-End Second Lien Mortgage Loan) is the valid and binding obligation of the insurer and is in full force and effect. No Nationstar Party has engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by any Nationstar Party.

(x)Title Insurance. A valid and enforceable title insurance policy has been issued or a commitment to issue such title insurance policy has been obtained for the Mortgage Loan in an amount not less than the original principal amount of such Mortgage Loan or, solely with respect to Closed-End Second Lien Mortgage Loans, a property report that includes a title insurance wrapper to the extent required by the applicable Guarantor’s underwriting guidelines and Agency Guides, which title insurance policy insures that the Mortgage relating thereto is a valid first lien or second lien, as applicable, on the property therein described and that the mortgaged property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage (or with respect to a Closed-End Second Lien Mortgage Loan, the priority over the second lien of the Mortgage (other than, for the avoidance of doubt, any first lien of the Mortgage that has been disclosed to Buyer)) and otherwise in compliance with the requirements of the applicable Approved Investor. The title insurance company that issued the applicable Closing Protection Letter has also issued or has committed to issue the title insurance policy. Guarantor, its successors and assigns, are the sole insureds of such title insurance policy, and such title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such title insurance policy, and no prior holder, servicer or subservicer of the related Mortgage, including any Nationstar Party, has done, by act or omission, anything which would impair the coverage of such title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by any Nationstar Party.

(aa) Compliance with Guidelines. The Mortgage Loan was originated in compliance with, and remains in compliance with Guarantor’s underwriting guidelines acceptable to Buyer in its sole reasonable discretion. Each Agency Eligible Mortgage Loan was originated in Strict Compliance with and remains in compliance with the Agency Guides. Each Ginnie Mae EBO Mortgage Loan was originated in Strict Compliance with and remains in compliance with the Ginnie Mae Guide.

(ee) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority (or with respect to a Closed-End Second Lien Mortgage Loan, second lien priority) by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to the FHA, the VA, the RD, Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(hh) Appraisal. Except as may otherwise be permitted by (i) the applicable Agency Guide, or (ii) with respect to Closed-End Second Lien Mortgage Loans, the Guarantor’s underwriting guidelines as approved by Buyer in its sole discretion, a full appraisal of the related Mortgaged Property was conducted and executed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed by Guarantor, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the relevant Fannie Mae Guide and Freddie Mac Guide, each as amended and as in effect on the date the Mortgage Loan was originated. With respect to a Closed-End Second Lien Mortgage Loan, an appraisal shall be conducted and executed in accordance with the Guarantor’s underwriting guidelines that are approved by Buyer in its sole discretion.

(mm) Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to any Nationstar Party or any Affiliate or correspondent of any Nationstar Party, except in connection with a refinanced Mortgage Loan.

SECTION 2.    Fees and Expenses. Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of
¶pocket costs and expenses of the legal counsel Buyer incurred in connection with this Amendment, in accordance with Section 12.2 of the Agreement.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Representations. In order to induce Buyer to execute and deliver this Amendment, Seller and Guarantor hereby represent to Buyer that as of the date hereof, (i) Seller and Guarantor are in full compliance with all of the terms and conditions of the Principal Agreements and remain bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

SECTION 6. Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall govern) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

SECTION 7. Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Buyer of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Buyer, Seller and Guarantor have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

¶BANK OF AMERICA, N.A.,
as Buyer

By: /s/ Adam Robitshek
¶Name: Adam Robitshek
Title: Director

NATIONSTAR PARTICIPATION SUB 1BM LLC,
as Seller
¶
¶
By: /s/ Lola Akibola
¶Name: Lola Akibola
Title: SVP Treasurer
¶

NATIONSTAR MORTGAGE LLC,
as Guarantor

By: /s/ Lola Akibola
¶Name: Lola Akibola
Title: SVP Treasurer
¶

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE
ANNEX A

Period Ending:                                 [______________]
Client Name:                                 Nationstar Participation Sub 1BM LLC

I, [______________], hereby certify that I am a duly elected [________] of [Nationstar Mortgage LLC (“Guarantor”)] and do further certify that the following are accurate, true and correct and may be relied upon by Bank of America, N.A. (“Bank of America”):

1.Representations and Warranties: The representations and warranties made by Client under the Principal Agreements (as defined in the Master Repurchase Agreement by and between Bank of America and Client) are accurate and true on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, including, without limitation, the following:

a)Financial Condition: All financial statements of Client delivered to Bank of America fairly and accurately present the financial condition of the parties for whom such statements are submitted. The financial statements of Client have been prepared in accordance with GAAP consistently applied throughout the periods involved, and there are no contingent liabilities not disclosed thereby that would adversely affect the financial condition of Client. Since the close of the period covered by the latest financial statement delivered to Bank of America with respect to Client and as the date hereof, there has been no material adverse change in the assets, liabilities or financial condition of Client nor is Client aware of any facts that, with or without notice or lapse of time or both, would or could result in any such material adverse change. No event has occurred, including, without limitation, any litigation or administrative proceedings, and no condition exists or, to the knowledge of Client, is threatened, that (i) might render Client unable to perform its obligations under the Principal Agreements and all other documents contemplated thereby; (ii) would constitute a Potential Default or Event of Default; or (iii) might adversely affect the financial condition of Client or the validity, priority or enforceability of the Principal Agreements or any other documents contemplated thereby.

b)Solvency. Client is solvent and will not take any action that constitutes an act, or would give rise to an event, of insolvency after giving effect to the transactions contemplated by the Principal Agreements, and Client, after giving effect to the transactions contemplated by the Principal Agreements, will have an adequate amount of capital to conduct its business in the foreseeable future.

2.Compliance with Principal Agreements: Client is in full compliance with all of the terms and provisions set forth in the Principal Agreements on its part to be performed and observed, and no Event of Default or Potential Default has occurred and is continuing.

3.Compliance with Other Agreements: Client is in full compliance with all of the terms and provisions set forth in any agreements between Client, Bank of America and/or Bank of America affiliates on its part to be performed and observed, and no Event of Default or Potential Default has occurred and is continuing.

4.No Change in Executive Management: No material change in the Executive Management, business, assets or financial or other condition of Client and its consolidated Subsidiaries taken as a whole has occurred.

5. No Material Changes in Policies and Procedures: No material changes have occurred in the policies and procedures, whether written or verbal, used by Client to conduct its business and its operation, including, without limitation, no material changes in the following areas: (i) underwriting; (ii) secondary marketing (including hedge strategy); (iii) appraiser approval and control; (iv) closing protection and (v) broker approval and control.

6.No Changes in Structure of Client: No changes have occurred in the legal structure and/or organization of Client nor has Client merged with or otherwise acquired the assets of any other entity.

7.Escrow and Mortgage Insurance Proceeds: Client has segregated all escrow and mortgage insurance proceeds into an individual custodial account and is in compliance with all applicable laws, FNMA, FHLMC, and GNMA guidelines related thereto.

8.Liabilities and Advances: Client has not either directly or indirectly, without the prior written consent of Bank of America, made any personal loans or advances to any officers, employees, shareholders, members, partners or owners of Client in an aggregate amount exceeding ten percent (10%) of Client's Tangible Net Worth, provided, however, that Client shall be entitled to make a personal loan or advance to a majority shareholder, member, partner or owner of Client without the prior written consent of Bank of America provided that (i) a Potential Default or an Event of Default is not existing and will not occur as a result thereof, and (ii) such loan or advance is clearly reflected on Client's financial reports provided to Bank of America.
9.Attachments: The following attachments and information contained therein are accurate and true in all respects and do not fail to include any information which is necessary to not make such attachments and the information contained therein misleading.

10.Capitalized Terms: All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in that certain Master Repurchase Agreement by and between Bank of America and Client.
¶

Covenant Compliance	As of: 06/ /20
Tangible Net Worth

(i) the net worth of Guarantor and its consolidated Subsidiaries, on a combined basis, determined in accordance with GAAP, minus (ii) all intangibles determined in accordance with GAAP (including, without limitation, goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased mortgage servicing rights) and any and all advances to, investments in and receivables held from Affiliates; provided, however, that the non-cash effect (gain or loss) of any mark-to-market adjustments made directly to stockholders’ equity for fluctuation of the value of financial instruments as mandated under the Statement of Financial Accounting Standards No. 133 (or any successor statement) shall be excluded from the calculation of Tangible Net Worth.
-
Minimum	$350,000,000
In Compliance?	[Input Y or N]
Liquidity
The sum of (i) Guarantor’s cash, (ii) Guarantor’s Cash Equivalents and (iii) the aggregate amount of unused capacity available to Guarantor (taking into account applicable haircuts) under mortgage loan warehouse facilities (other than the repurchase facility provided under the Agreement) for which Guarantor has unencumbered eligible collateral to pledge thereunder.	-
Minimum	$80,000,000
In Compliance?	[Input Y or N]
Leverage
Guarantor’s ratio of Total Liabilities to Tangible Net Worth has not exceeded 9:1.	0.0x
Maximum	9.0x
In Compliance?	[Input Y or N]
Profitability
Guarantor shall show positive pre-tax Operating Income on a rolling six-month basis.	$0
Minimum	> $1
In Compliance?	[Input Y or N]
Additional Mortgage Financing Facilities
Guarantor shall provide to Buyer, no less frequently than on a monthly basis, written notice with respect to all mortgage financing facilities (including, without limitation, any warehouse, repurchase, purchase or off-balance sheet facilities) entered into by Guarantor as of such date of determination.
[Input Y or N]
If yes, has notification, with financial covenants, been previously provided to Buyer?	[Input Y or N]
In Compliance?	[Input Y or N]
Compliance with other Agreements
Is the Company in compliance with the terms of all other agreements pertaining to borrowed funds?	[Input Y or N]
Payment of Dividends
If a Potential Default or an Event of Default has occurred and is occurring or will occur as a result of such payments, Guarantor shall not pay any dividends or distributions with respect to any capital stock or other equity interests in Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Guarantor.
[INPUT Y or N]
Was the Company permitted to make distributions, i.e. No Default or Potential Event of Default?	[INPUT Y or N]
In Compliance?

Total Production	Month to Date: $ # units		Year to Date: $ # units
Conv Conf	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Govt.	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Jumbo	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Other	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
% Retail ($)	[INPUT %]		[INPUT %]
% TPO ($)	[INPUT %]		[INPUT %]
% Correspondent ($)	[INPUT %]		[INPUT %]
% Refi ($)	[INPUT %]		[INPUT %]
Loans Banked within the Period	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Loans Brokered within the Period ($)	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Total Banked and Brokered	-	-	-	-

Repurchases/Indemnifications	UPB	Year to Date:	Billable / Actual or Estimated Losses
Open repurchase requests	[INPUT]	[INPUT]	[INPUT]
Open repurchases being contested	[INPUT]	[INPUT]	[INPUT]
Repurchases settled YTD in 2020	[INPUT]	[INPUT]	[INPUT]
Repurchases settled in 2019	[INPUT]	[INPUT]	[INPUT]
Repurchases settled in 2018	[INPUT]	[INPUT]	[INPUT]

Description of applicable settlement terms, duration, etc:
Repurchase Settlement Method YTD	Total # of Loans	Indemnifications ($)	Cash ($)	Payment Installment Plan ($)
All Investors	[INPUT]	[INPUT]	[INPUT]	[INPUT]

Warehouse Facilities as of period ending date:
Amount
Lender Name	Line Amount	Outstanding	Line Maturity
[INPUT]	[INPUT]	[INPUT]	[INPUT]
[INPUT]	[INPUT]	[INPUT]	[INPUT]
[INPUT]	[INPUT]	[INPUT]	[INPUT]
[INPUT]	[INPUT]	[INPUT]	[INPUT]
[INPUT]	[INPUT]	[INPUT]	[INPUT]
Total	-	-

IN WITNESS WHEREOF, the undersigned has here unto signed his/her name on ______ __, 202_.
By:
Name:
Title: